                                                                                                            Exhibit (14)(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of W&R Funds, Inc. on Form N-14 of our report dated February 7, 2003 appearing in the Annual Report to Shareholders of Ivy Cundill Global Value Fund, Ivy Developing Markets Fund, Ivy European Opportunities Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy International Fund, Ivy International Small Companies Fund, Ivy International Value Fund, Ivy Pacific Opportunities Fund, Ivy Growth Fund, Ivy US Blue Chip Fund, Ivy US Emerging Growth Fund, Ivy Bond Fund and Ivy Money Market Fund, comprising Ivy Fund for the fiscal year ended December 31, 2002, which is also incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the references to us under the caption "Other Service Providers for the W&R Fund and the Acquired Fund" and "Financial Highlights" in the Combined Prospectus and Proxy Statement, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
May 16, 2003